As filed with the Securities and Exchange Commission on June 28, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 NCI BUILDING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0127701
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10943 North Sam Houston Parkway West	77064
Houston, Texas 77064	(Zip Code)
(Addresses of Principal Executive Offices)

NCI 401(k) PROFIT SHARING PLAN
(Full title of the plan)

 Todd R. Moore
Executive Vice President, Chief Legal, Risk & Compliance Officer and Corporate Secretary
10943 North Sam Houston Parkway West
Houston, Texas 77064
(Name and address of agent for service)

(281) 897-7788
(Telephone number, including area code, of agent for service)

 copy to:

Morgan Hayes
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
(212) 909-6983
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock $0.01 par value per share (3)	2,000,000 shares	$20.59	$41,180,000	$5,126.91

(1)
The shares of Common Stock, $0.01 par value (“Common Stock”) of NCI Building Systems, Inc. being registered hereby consist of shares to be acquired by the trustee pursuant to the 401(k) Profit Sharing Plan for the accounts of employee participants.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low prices reported on the New York Stock Exchange on June 25, 2018 ($20.59).

(3)
Pursuant to Rule 416(a) under the Securities Act, this registration statement on Form S-8 shall be deemed to cover any additional shares of Common Stock of NCI Building Systems, Inc. that may be issued pursuant to stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
The information called for in Part I of Form S-8 is not included in this registration statement on Form S-8 (“Registration Statement”) (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Explanatory Note
NCI Building Systems, Inc. (the “Company” or “Registrant”) registered an aggregate of 1,100,000 shares of its Common Stock for purchase under the NCI 401(k) Profit Sharing Plan (the “Plan”) pursuant to a registration statement on Form S-8 filed with the Commission on March 15, 2011 (No. 333-172822), an aggregate of 2,400,000 shares of its Common Stock pursuant to a registration statement on Form S-8 filed with the Commission on September 8, 2011 (No. 333-176737), and an aggregate of 2,400,000 shares of its Common Stock pursuant to a registration statement on Form S-8 filed with the Commission on December 23, 2013 (No. 333-193057)
Under this Registration Statement, the Company is registering an additional 2,000,000 shares of its Common Stock for purchase under the Plan. These additional shares of Common Stock will permit the Plan trustee to continue to acquire shares on the open market for the accounts of employee participants. These open market acquisitions will not be dilutive to existing holders of Common Stock. The Company is not issuing or otherwise offering to sell any new shares of Common Stock in connection with this Registration Statement.
Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.
Item 3. Incorporation of Documents by Reference
The Registrant is incorporating by reference into this Registration Statement the following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•
The Registrant’s Annual Report on Form 10-K (including information specifically incorporated by reference into the Registrant’s Form 10-K from the definitive proxy statement on Schedule 14A prepared in connection with the Annual Meeting of Stockholders held on February 28, 2018) for the fiscal year ended October 29, 2017;

•	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since October 29, 2017; and

•
The description of the Registrant’s Common Stock contained in the Registrant’s Form 8-A, filed on July 20, 1998, and any subsequent amendment thereto filed for the purpose of updating such description.

Except to the extent that information is deemed “furnished” and not “filed” pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits
See Index to Exhibits, which is incorporated herein by reference.
We hereby undertake that we have submitted or, to the extent we are required to do so, will submit the Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and have made or will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on June 28, 2018.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Donald R. Riley
Donald R. Riley
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 28, 2018 by the following persons in the capacities indicated.

Name	Title

/s/ Donald R. Riley	President, Chief Executive Officer and Director (Principal Executive Officer)
Donald R. Riley

* Mark E. Johnson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

* Bradley S. Little	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)

* James S. Metcalf	Chairman of the Board

* Kathleen J. Affeldt	Director

* George L. Ball	Director

* James G. Berges	Director

* Gary L. Forbes	Director

* John J. Holland	Director

* Lawrence J. Kremer	Director

* George Martinez	Director

* Nathan K. Sleeper	Director

* William R. VanArsdale	Director

* Jonathan L. Zrebiec	Director

* Donald R. Riley, by signing his name hereto on the 28th day of June, 2018, does hereby sign this document pursuant to powers of attorney duly executed by the Officers and Directors named above, filed with the Commission on behalf of such Officers and Directors, all in the capacities and on the date indicated.

/s/ Donald R. Riley
Donald R. Riley, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 28, 2018.

NCI 401(K) PROFIT SHARING PLAN

By:	/s/ Katy Theroux
Katy Theroux, Chair
Employee Benefits Administration Committee

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	NCI 401(k) Profit Sharing Plan, as amended and restated effective January 1, 2013 (filed as Exhibit 4.1 to Form S-8 dated December 23, 2013 and incorporated by reference herein).
*23.2	Consent of Ernst & Young LLP.
*24.1	Power of Attorney.

* Filed herewith